EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING


      Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned entities hereby agree to file with the Securities and Exchange Commission, the Statement of Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of them.

      This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:  October 1, 2001

                                    PACIFIC USA HOLDINGS CORP.



                                    By:   /s/ Michael McCraw
                                          -----------------------------------
                                    Name:  Michael McCraw
                                    Title: Chief Financial Officer


                                    PUSA INVESTMENT COMPANY



                                    By:   /s/ Michael McCraw
                                          -----------------------------------
                                    Name:   Michael McCraw
                                     Title: President


                                    PACIFIC ELECTRIC WIRE & CABLE CO., LTD.



                                    By:   /s/ Tom C.Y. Tung
                                          -----------------------------------
                                    Name:  Tom C.Y. Tung
                                    Title: President